UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report - June 5, 2008

(Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-16831	75-2993910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(Address of principal executive offices, including zip code)

(441) 295-2838

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2008, Ingersoll-Rand Company Limited (the “Company”) and its wholly-owned subsidiary Ingersoll-Rand Global Holding Company Limited (the “Borrower”) entered into a new $3.9 billion senior unsecured revolving credit agreement (the “Bridge Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent; Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P., as syndication agents; J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P., as joint lead arrangers and joint bookrunners; and the lending institutions from time to time parties thereto. The Bridge Credit Agreement has a term of 364 days.

The proceeds of the Bridge Credit Agreement will be used (i) to pay a portion of the cash component of the consideration paid in the acquisition of Trane Inc. (“Trane”) discussed below under Item 2.01, (ii) to pay the fees and expenses incurred in connection with the acquisition of Trane, and (iii) to support the commercial paper programs of the Borrower or the Company.

All obligations under the Bridge Credit Agreement will be guaranteed on a senior basis by the Company and by any other entity that guarantees any public indebtedness of the Borrower. The Bridge Credit Agreement will contain negative and affirmative covenants and events of default substantially similar to those in the Company’s existing credit facilities.

The foregoing description of the Bridge Credit Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Bridge Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective June 5, 2008, Indian Merger Sub, Inc. (“Merger Sub”), a newly formed and wholly-owned subsidiary of the Company, merged with and into Trane, with Trane as the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 15, 2007, among the Company, Merger Sub and Trane. Trane is now a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, at the effective time of the merger, each share of Trane common stock, subject to certain exceptions, was converted into the right to receive $36.50 in cash and 0.23 Class A common shares of the Company.

A press release announcing the completion of the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 5, 2008, the Company and the Borrower entered into the Bridge Credit Agreement. The information in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

All required financial statements with respect to Trane will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

All required pro forma financial information with respect to Trane will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description
10.1	Credit Agreement among Ingersoll-Rand Company Limited; Ingersoll-Rand Global Holding Company Limited; JPMorgan Chase Bank, N.A., as administrative agent; Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P., as syndication agents; J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P., as joint lead arrangers and joint bookrunners; and the lending institutions from time to time parties thereto.

99.1	Press Release of Ingersoll-Rand Company Limited dated June 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED
(Registrant)

Date: June 5, 2008	/s/ Patricia Nachtigal
Patricia Nachtigal
Senior Vice President and General Counsel

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